POPULAR, INC.

Contact:

Investor Relations:

Jorge A. Junquera
Chief Financial Officer
Senior Executive Vice President
787-754-1685

Media Relations:

Teruca Rullán
Senior Vice President
Corporate Communications
787-281-5170 or 917-679-3596 (mobile)

News For Immediate Release:

San Juan, Puerto Rico, August 28, 2008 – Popular, Inc. announced today that its Board of Directors declared on Thursday, August 28, 2008, a cash dividend of $0.08 cents per common share. The new dividend rate represents a reduction of 50 percent from its previous dividend payment. The dividend is payable on October 1, 2008 to the stockholders of record as of September 12, 2008. The dividend reduction will help preserve $90 million of capital a year. The dividend payment is reviewed on a quarterly basis.

“Setting a new dividend rate that is more compatible with the present economic scenario has been a hard but prudent decision,” said Popular CEO Richard Carrión. “While understandably painful for all of our shareholders, including many of our employees and retirees, this is absolutely a necessary step given the continued uncertainty in the financial markets and extended fallout of the U.S. housing sector. While Popular’s capital base remains above “well capitalized” ratios, the new rate will provide us with greater flexibility by significantly increasing our liquidity and allows us to meet the challenges ahead from a position of strength.”

Carrión added: “We have exited non-strategic markets and strengthened our balance sheet with the series of actions taken during the last 12 months. We continue to execute our plan to improve the profitability of our U.S. operations by leveraging on our core strengths in Puerto Rico, where we are the undisputed market leader. We still have work to do and will communicate the next series of actions once completed.”

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Forward-Looking statements
the information included in this press release may contain certain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These statements are based on management’s current expectations and involve certain risks and uncertainties that may cause actual results to differ materially from those expressed in forward-looking statements. Factors such as changes in interest rate environment, as well as general changes in business market and economic conditions may cause actual results to differ from those contemplated by such forward-looking statements. For a discussion of such risks and uncertainties, see the Corporation’s Annual Report on Form 10-K for the year ended December 31, 2007 as well as its filings with the U.S. Securities and Exchange Commission. The Corporation assumes no obligation to update any forward-looking statements to reflect occurrences or unanticipated events or circumstances after the date of such statements.

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Popular, Inc. is a full service financial services provider based in Puerto Rico with operations in Puerto Rico, the United States, the Caribbean and Latin America. As the leading financial institution in Puerto Rico, with over 300 branches and offices, the Corporation offers retail and commercial banking services through its principal banking subsidiary, Banco Popular de Puerto Rico, as well as auto and equipment leasing and financing, mortgage loans, consumer lending, investment banking, broker-dealer and insurance services through specialized subsidiaries. In the United States, the Corporation operates Banco Popular North America (“BPNA”), including its wholly-owned subsidiary E-LOAN, and Popular Financial Holdings (“PFH”) BPNA is a community bank providing a broad range of financial services and products to the communities it serves. BPNA operates branches in New York, California, Illinois, New Jersey, Florida and Texas. E-LOAN offers online consumer direct lending and provides an online platform to raise deposits for BPNA.PFH primarily continues to carry a maturing loan portfolio and operates a mortgage loan servicing unit. The Corporation, through its transaction processing company, EVERTEC, continues to use its expertise in technology as a competitive advantage in its expansion throughout the United States, the Caribbean and Latin America, as well as internally servicing many of its subsidiaries’ system infrastructures and transactional processing businesses. The Corporation is exporting its 114 years of experience through these regions while continuing its commitment to meeting the needs of retail and business clients through innovation, and to fostering growth in the communities it serves.

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